UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16225 Park Ten Place, Suite 300 Houston, Texas		77084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 714-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Agreement.

As previously disclosed, on November 2, 2018, Gulf Island Fabrication, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Piton Capital Partners, LLC and Kokino LLC (together, “Piton”). On February 25, 2020, the Company and Piton entered into a First Amendment to the Agreement (the “Amendment”), which will not be effective unless and until the Board re-nominates the Piton Designee for re-election to the Board as a Class II director for a three-year term at the 2020 Annual Meeting. Capitalized terms used but not defined herein have the meanings given to them in the Amendment or the Agreement, as applicable.

The Amendment will, among other things:

•

extend the Termination Date to the day that immediately follows the date of the 2021 Annual Meeting (if not earlier terminated as provided in the Agreement); provide that, if the Piton Designee, is not elected to the Board by a majority vote of the shareholders at the Company’s 2020 Annual Meeting, the Agreement, as amended by the Amendment, will terminate as of the close of business on the date of the 2020 Annual Meeting; and

•	increase the Ownership Cap of the Company’s outstanding common stock that Piton is permitted to own from 12.5% to 15%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	First Amendment to Cooperation Agreement dated February 25, 2020, by and among Gulf Island Fabrication, Inc., Piton Capital Partners, LLC and Kokino LLC

*	Filed with this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gulf Island Fabrication, Inc.

By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President,
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer)

Date: February 26, 2020